Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-270756, 333-275430, 333-284418 and 333-284763) and Form S-8 (No. 333-263815) of Vertical Aerospace Ltd. of our report dated March 11, 2025 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Bristol, United Kingdom
March 11, 2025